                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                              X-RITE, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                              X-RITE, INCORPORATED
                             3100 44TH STREET, S.W.
                           GRANDVILLE, MICHIGAN 49418

                NOTICE OF ANNUAL MEETING TO BE HELD MAY 21, 2001

     The Annual Meeting of Shareholders of X-Rite, Incorporated will be held at the BYRON CENTER HIGH SCHOOL, VAN SINGEL FINE ARTS CENTER, 8500 BURLINGAME, S.W., BYRON CENTER, MICHIGAN, on Monday, May 21, 2001, at 4:30 p.m., for the following purposes:

         1. To elect four directors as set forth in the accompanying Proxy Statement.

         2. To transact any other business that may properly come before the meeting.

     Shareholders of record as of the close of business on March 30, 2001, are entitled to notice of, and to vote at the meeting. Whether or not you expect to be present at this meeting, you are requested to sign, date, and promptly return the accompanying Proxy in the enclosed, self-addressed envelope. If you attend the meeting and wish to vote in person, you may do so even though you have submitted a Proxy.

                                          By Order of the Board of Directors
                                          DUANE F. KLUTING
                                          Secretary

April 9, 2001
Grandville, Michigan

                              X-RITE, INCORPORATED
                             3100 44TH STREET, S.W.
                           GRANDVILLE, MICHIGAN 49418
                            ------------------------

                                PROXY STATEMENT
                                 APRIL 9, 2001
                            ------------------------

SOLICITATION OF PROXIES

     This Proxy Statement is furnished to the shareholders of X-Rite, Incorporated on or about April 9, 2001, in connection with the solicitation by the Board of Directors of the Company of Proxies to be used at the Annual Meeting of Shareholders. The meeting will be held on Monday, May 21, 2001, at 4:30 p.m. at the Van Singel Fine Arts Center, 8500 Burlingame, S.W., Byron Center, Michigan.

     Each shareholder, as an owner of the Company, is entitled to vote on matters scheduled to come before the Annual Meeting. The use of a Proxy allows a shareholder of the Company to be represented at the Annual Meeting if he or she is unable to attend the meeting in person. The Proxy Card accompanying this Proxy Statement is to be used for such purpose.

     If the enclosed Proxy Card is properly executed and returned, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders or at any adjournment of that meeting. Where shareholders specify a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by the Proxy will be voted for the election of the directors listed as nominees named in the Proxy, and at the discretion of the Proxy voters on any other matters voted upon at the meeting. A Proxy may be revoked prior to its exercise by (1) delivering a written notice of revocation to the Secretary of the Company, (2) executing a subsequent Proxy, or (3) attending the meeting and voting in person.

     The cost of the solicitation of Proxies will be borne by the Company. In addition to the use of the mails, Proxies may be solicited personally or by telephone or facsimile by a few regular employees of the Company without additional compensation. The Company has retained D.F. King & Co., Inc., to aid in the solicitation of proxies at an estimated cost of $4,800, plus expenses. In addition, brokers, nominees, custodians, and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending proxy materials to beneficial owners and obtaining their Proxies.

VOTING SECURITIES AND RECORD DATE

     March 30, 2001, has been fixed by the Board of Directors as the record date for determining shareholders entitled to vote at the Annual Meeting. On that date 21,393,502 shares of the Company's common stock, par value $.10 per share, were issued and outstanding. Shareholders are entitled to one vote for each share of the Company's common stock registered in their names at the close of business on the record date.

ELECTION OF DIRECTORS

     The Company's Articles of Incorporation specify that the Board of Directors shall consist of at least six (6), but not more than nine (9) members, with the exact number to be fixed by the Board from time to time. The Board has fixed the number of directors at nine (9). The Articles also specify that the Board of Directors be divided into three classes, with the directors of the classes to hold office for staggered terms of three (3) years each. Dr. Peter M. Banks, Ted Thompson, and Ronald A. VandenBerg have been nominated for election to three-year terms expiring in 2004. John E. Utley, who was appointed by the Board of Directors during 2000 has been nominated to a one year term expiring in 2002.

     Unless otherwise specifically directed by a marking on a shareholder's Proxy, the persons named as proxy voters in the accompanying Proxy will vote for the nominees described below. In the event any of these nominees is no longer a candidate at the time of the Annual Meeting of Shareholders (a situation which is not now anticipated), the Board of Directors may designate a substitute nominee, in which case the accompanying

Proxy will be voted for the substituted nominee. Proxies cannot be voted for a greater number of persons than the number of nominees named.

     Directors are elected by a plurality of the votes cast by shareholders. Therefore, the nominees receiving the most affirmative votes cast will be elected, irrespective of the number of votes received. Shares not voted at the meeting, whether by abstention, broker nonvote, or otherwise will not have a bearing on the outcome of the election. Votes will be counted by Inspectors of Election appointed by the presiding officer at the stockholder meeting.

     The Board of Directors recommends a vote FOR the election of all the persons nominated by the Board.

     The content of the following table relating to age and business experience is based upon information furnished to the Company by the nominees and directors.

          NAMES, (AGES), POSITIONS AND BACKGROUNDS
                 OF NOMINEES AND DIRECTORS                               SERVICE AS A DIRECTOR
-----------------------------------------------------------------------------------------------------
Nominees for Terms to Expire in 2004

Dr. Peter M. Banks (63) retired in 2000 from ERIM                  Director since 1998
International, Inc., a high technology research and                Member of the Nominating &
development defense systems company headquartered in Ann           Resource Committee
Arbor, Michigan, following it's purchase by the Veridian
Corporation of Washington, D.C. He continues with Veridian
as a part-time consultant. From 1995 to 1999 he held the
position of President, Chief Executive Officer and Chairman
of the Board of ERIM International, Inc. Prior to 1995, Dr.
Banks served as the Dean of the College of Engineering at
the University of Michigan. He is a manager and member of XR
Ventures, LLC. He serves as a director of Tecumseh Products,
Inc., as well as of several privately held companies.

Ted Thompson (71) is the Chairman of the Board of X-Rite,          Director since 1958
Incorporated. In 2000, he retired as CEO of X-Rite,                Chairman of the Board
Incorporated, a position he held for more than five years.         of Directors
Mr. Thompson also serves as a director of Gentex
Corporation.

Ronald A. VandenBerg (61) is a general business consultant.        Director since 1989
He served in several senior management positions for more          Chairman of the Compensation
than five years, including Senior Vice President at Donnelly       Committee
Corporation until his retirement in 1999. Donnelly
Corporation is a manufacturer of glass related products for
the automotive and electronics industries, headquartered in
Holland, Michigan. Mr. VandenBerg also serves as a director
of several privately held companies.

Nominee for Term to Expire in 2002

John E. Utley (60) retired in 1999 as Acting Deputy                Appointed Director Since 2000
President of Lucas Varity Automotive. Lucas Varity was             Chairman of the Audit
headquartered in London, England prior to being sold to TRW,       Committee
Inc. Prior to that, he served in several senior management
positions for more than five years, including Senior Vice
President Strategic Marketing for Varity Corporation and
served as Chairman of the Board of both Kelsey Hayes Co. and
Walbro Corporation.

Directors Whose Terms Expire in 2002

Stanley W. Cheff (59) is Chairman of the Board of Wolverine        Director since 1996
Building Group, a construction firm headquartered in Grand         Chairman of Nominating &
Rapids, Michigan. Previously, Mr. Cheff served as President        Resource Committee and
and Chief Executive Officer of Wolverine Building Group,           Member of the
holding that position for more than five years.                    Compensation Committee

          NAMES, (AGES), POSITIONS AND BACKGROUNDS
                 OF NOMINEES AND DIRECTORS                               SERVICE AS A DIRECTOR
-----------------------------------------------------------------------------------------------------
James A. Knister (63) served in several senior management          Director since 1996
positions for more than five years, including Chief                Member of the Nominating &
Financial Officer, for Donnelly Corporation until his              Resource Committee
retirement in 1999. Donnelly Corporation is a manufacturer
of glass related products for the automotive and electronics industries, headquartered in Holland, Michigan. Mr. Knister
is a manager and member of XR Ventures, LLC and also serves
as a director of several privately held companies.

Directors Whose Terms Expire in 2003

Richard E. Cook (55) is the President and CEO of X-Rite,           Director since 1997
Incorporated. Previously, he was the President of Cascade
Engineering, a developer and producer of plastic mold
injection technology headquartered in Grand Rapids,
Michigan, and he held that position for more than five
years.

Rufus S. Teesdale (80) has been retired for more than five         Director since 1958
years. Prior to retirement he was a Partner in Loan Services       Member of the Audit
and Systems, a software supplier to financial institutions,        Committee
in Glen Ellyn, Illinois.

Charles Van Namen (75) has been retired for more than five         Director since 1958
years. Prior to retirement he was a Senior Engineer with the       Member of the Audit
Instrument Division of Lear Siegler, Inc., a manufacturer of       Committee and the
aerospace instruments, in Grand Rapids, Michigan.                  Compensation Committee
-----------------------------------------------------------------------------------------------------

     The Company has an Audit Committee to assist the Board of Directors in monitoring (1) the integrity of the Company's financial statements, (2) compliance by the Company with legal and regulatory requirements, (3) the independence and performance of the Company's independent auditors, and (4) other matters. Each member of the Audit Committee qualifies as an "independent director" under the current rules of the National Association of Securities Dealers. This Committee met on four (4) occasions during the fiscal year ended December 30, 2000. A report from this Committee appears infra under the caption Report of the Audit Committee.

     The Company has a Compensation Committee that makes recommendations to the Board regarding annual remuneration of the Company's executive officers, and which is responsible for administering the Company's various incentive plans involving the Company's common stock. This Committee met on five (5) occasions during the fiscal year ended December 30, 2000. A report from this Committee appears infra under the caption Report on Executive Compensation.

     The Company has a Nominating & Resource Committee that is responsible for overseeing executive career development and succession, Board development and recommending to the Board annually a slate of nominees for election as directors to be submitted to the shareholders of the Company at the Annual Meeting. The Committee is also responsible for recommending nominees to fill vacancies that may occur at other times. The Committee will consider persons suggested as nominees by shareholders, and suggestions should be sent to the Nominating Committee c/o the Company's Secretary at its headquarters. This Committee met on five (5) occasions during the fiscal year ended, December 30, 2000.

     The Board of Directors met seven (7) times during the past fiscal year, and all directors attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board and meetings of committees on which they served, except Mr. Thompson who, due to family health problems, was unable to attend two
(2) of the meetings.

SECURITIES OWNERSHIP OF MANAGEMENT

     The following table contains information regarding ownership of the Company's common stock by each director and nominee for election as a director, each executive officer named in the tables under the caption Executive Compensation, and all directors and executive officers as a group. The content of this table is based upon information supplied by the persons identified in the table and represents the Company's understanding of circumstances in existence as of March 1, 2001.

                                                           AMOUNT AND NATURE OF OWNERSHIP
                                                    ---------------------------------------------
                                                          SHARES
               NAME AND ADDRESS OF                     BENEFICIALLY       EXERCISABLE               PERCENT OF
                BENEFICIAL OWNER                         OWNED(1)         OPTIONS(2)      TOTAL       CLASS
--------------------------------------------------------------------------------------------------------------
Rufus S. Teesdale                                        1,399,787           60,000     1,459,787       6.4
3152 E. Gatehouse, S.E.
Grand Rapids, MI 49546
Ted Thompson                                             1,528,300(3)       170,000     1,698,300       7.5
3100 44th Street
Grandville, MI 49418
Joan Mariani Andrew                                         15,037           75,000        90,037         *
Dr. Peter M. Banks                                           1,000           30,000        31,000         *
Bernard J. Berg                                             24,176          112,000       136,176         *
Stanley W. Cheff                                             3,000           50,000        53,000         *
Richard E. Cook                                             40,601           62,500       103,101         *
Duane F. Kluting                                            36,633(4)       112,000       148,633         *
James A. Knister                                             2,000           50,000        52,000         *
Jeffrey L. Smolinski                                        10,867           80,000        90,867         *
John E. Utley                                                    0           10,000        10,000         *
Ronald A. VandenBerg                                         8,000           80,000        88,000         *
Charles Van Namen                                          667,000(5)        70,000       737,000       3.2
All Directors and Executive Officers as a Group
  (15 persons)                                           3,742,687          974,000     4,716,687      20.7

--------------------------------------------------------------------------------

 *  Less than one percent

(1) Except as disclosed in the footnotes below, each person named in the table has sole voting and investment power with respect to the issued shares listed in this column.

(2) This column reflects shares subject to options exercisable within 60 days.

(3) Includes 160,000 shares issued to a trust established by Mr. Thompson's wife, and he disclaims beneficial ownership of those shares.

(4) Includes 13,469 shares issued to a trust established by Mr. Kluting's wife, and he disclaims beneficial ownership of those shares.

(5) Includes 265,900 shares issued to a trust established by Mr. Van Namen's wife, and he disclaims beneficial ownership of those shares.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table contains information regarding ownership of the Company's common stock by persons or entities beneficially owning more than five percent (5%) of the Company's common stock, other than directors as previously disclosed. The content of this table is based upon information contained in Schedules 13G furnished to the Company. The individuals listed on this table are founders and former directors of the Company, with the exception of Putnam Investments, Inc.

                                                                  AMOUNT AND NATURE OF      PERCENT OF
            NAME AND ADDRESS OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP        CLASS
------------------------------------------------------------------------------------------------------
Putnam Investments, Inc.                                               2,422,554               10.6
One Post Office Square
Boston, MA 02109
Leonard C. Blanding                                                    1,457,132(1)             6.4
6600 Tanglewood, S.E.
Grand Rapids, MI 49546
Lawrence E. Fleming                                                    1,541,500(2)             6.8
6200 Hall St., S.E.
Grand Rapids, MI 49546
------------------------------------------------------------------------------------------------------

(1) Includes 20,000 shares subject to options exercisable within 60 days.

(2) Includes 30,000 shares subject to options exercisable within 60 days, and 500,000 shares issued to a trust established by Mr. Fleming's wife, and he disclaims beneficial ownership of those shares.

EXECUTIVE COMPENSATION

     The following table contains information regarding compensation paid by the Company with respect to the preceding fiscal year to its chief executive officer and to the four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                             COMPENSATION
                                                     ANNUAL            ------------------------
                                                  COMPENSATION         RESTRICTED    SECURITIES
                                              ---------------------      STOCK       UNDERLYING     ALL OTHER
                                              SALARY         BONUS      AWARD(S)      OPTIONS      COMPENSATION
                                      YEAR      ($)         ($)(1)     ($)(1)(2)        (#)           ($)(3)
---------------------------------------------------------------------------------------------------------------
Richard E. Cook                       2000    308,846       184,914          --        17,500          3,652
  President and Chief                 1999    250,000        50,013      77,175        17,500          4,455
  Executive Officer                   1998    144,231(4)     20,641      37,692        17,500          3,553
Bernard J. Berg                       2000    197,153        68,543          --        15,000          5,154
  Senior Vice President --            1999    187,000        51,129      17,500        15,000          7,290
  Engineering                         1998    180,211        24,779          --        15,000          6,730
Duane F. Kluting                      2000    198,269        77,318          --        15,000          3,978
  Vice President --                   1999    185,000        31,415      40,180        15,000          4,559
  Chief Financial Officer             1998    175,577        15,261       7,125        15,000          4,136
Joan Mariani Andrew                   2000    181,538        62,550          --        15,000          3,213
  Vice President --                   1999    180,000        29,195      39,025        15,000          3,286
  Sales & Marketing                   1998    170,480        20,032          --        15,000          3,449
Jeffrey L. Smolinski                  2000    180,000        64,488          --        15,000          3,151
  Vice President --                   1999    155,000        24,427      34,318        15,000          3,020
  Operations                          1998    140,672        19,343          --        15,000          2,995
---------------------------------------------------------------------------------------------------------------

(1) Bonuses paid to the executive officers of the parent company may be converted into common stock of the Company, at the election of the executive, pursuant to the Company's Cash Bonus Conversion Plan.

    Bonuses are converted at a discount of 50 percent from the market value of the stock at the time the bonus is determined, but the shares received are subject to certain restrictions on transfer and risks of forfeiture. Bonuses shown are net of such conversions and restricted stock awards shown above are the result of such bonus conversions.

(2) The values shown in this column represent the aggregate market value at the date of grant for shares of restricted stock acquired pursuant to the Company's Cash Bonus Conversion Plan, net of purchase price paid. Restrictions lapse as to 20 percent of the shares six months after grant and as to 20 percent on each of the first four anniversaries of the grant date, or as to all shares in the event of death, disability, retirement, or change in control of the Company. Dividends will be paid on these shares to the same extent paid on the Company's common stock generally. Restricted shares held at the close of the Company's fiscal year were Mr. Berg 4,377 shares, Ms. Andrew 9,313 shares, Mr. Cook 23,988 shares, Mr. Smolinski 7,844 shares, and Mr. Kluting 11,145 shares. Corresponding market values net of purchase price paid as of that same date were Mr. Berg $17,323, Ms. Andrew $38,545, Mr. Cook $103,063, Mr. Smolinski $33,831, and Mr. Kluting $46,479.

(3) These amounts represent "matching" contributions by the Company pursuant to its 401(k) Plan and annual premiums for term life insurance attributable to each named executive officer.

(4) Represents partial year.
                            ------------------------

     The following table contains information regarding stock options granted to the above-named executive officers during the preceding fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                     INDIVIDUAL GRANTS
                                           ----------------------------------------------------------------------
                                                                                                       GRANT DATE
                                           OPTIONS    PERCENT OF OPTIONS    EXERCISE                    PRESENT
                                           GRANTED        GRANTED TO          PRICE      EXPIRATION      VALUE
                                             (1)        ALL EMPLOYEES       ($/SH)(2)       DATE         ($)(3)
-----------------------------------------------------------------------------------------------------------------
Richard E. Cook                            17,500            7.1              6.50        1/18/10        58,100
Bernard J. Berg                            15,000            6.1              6.50        1/18/10        49,800
Duane F. Kluting                           15,000            6.1              6.50        1/18/10        49,800
Joan Mariani Andrew                        15,000            6.1              6.50        1/18/10        49,800
Jeffrey L. Smolinski                       15,000            6.1              6.50        1/18/10        49,800
-----------------------------------------------------------------------------------------------------------------

(1) Options become exercisable one year after the date of grant.

(2) The exercise price equals the prevailing market price of the Company's stock on the date of grant. The price may be paid in cash or by the surrender of outstanding shares.

(3) Present value calculated under the Black-Scholes Valuation Model, assuming a risk-free rate of return of 6.65 percent, 0.89 percent dividend yield, 54 percent volatility, and exercise in 5 years. This model is an alternative suggested by the Securities and Exchange Commission, and the Company neither endorses this particular model nor necessarily agrees with the method for valuing options. The future performance of the Company and the price of its shares will ultimately determine the value of these options.

     The following table contains information regarding the exercise of options during the preceding fiscal year by the above-named executives, as well as unexercised options held by them at fiscal year-end.

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                OPTIONS AT FISCAL            IN-THE-MONEY OPTIONS AT
                                  SHARES        VALUE              YEAR-END( #)                 FISCAL YEAR-END($)
                                ACQUIRED ON    REALIZED    ----------------------------    ----------------------------
                                EXERCISE(#)      ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------
Richard E. Cook                    --            --           45,000         17,500           5,478          22,978
Bernard J. Berg                    --            --           97,000         15,000          20,201          19,695
Duane F. Kluting                   --            --           97,000         15,000          20,330          19,695
Joan Mariani Andrew                --            --           60,000         15,000           4,695          19,695
Jeffrey L. Smolinski               --            --           65,000         15,000           4,695          19,695
-----------------------------------------------------------------------------------------------------------------------

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is currently comprised of three (3) members, and all members are outside directors; i.e., none is an employee of the Company. The Committee provides an ongoing review of the executive compensation program to ensure it is structured and administered to support the Company's goals and strategy. The Committee makes recommendations to the Board of Directors with respect to all executive compensation except for the award of stock-based incentives, which are the exclusive prerogative of the Committee.

     The Compensation policies established for executive officers are designed to assure the Company's ability to attract, motivate, and retain competent and dedicated senior management. In constructing and applying these policies, a conscious effort is made to identify and evaluate the executive compensation programs for comparable employers, considering such factors as geographic and industry influences, relative sizes, growth stages, and market capitalizations. With the assistance of a consulting firm, the Committee has established a peer group of corporations that it uses for compensation comparison purposes.

     In general, compensation packages for executive officers are composed of three elements: base salary, annual bonus, and stock-based incentives. Base salary for an executive is determined by the executive's responsibility and the Company's need to be competitive in the market for executive services. Bonus compensation is based on achievement of corporate goals. Stock-based incentives are intended to strengthen the alignment of interests between shareholders and senior management and to address long-term performance. The Company believes that stock ownership by management is of critical importance to the ongoing success of the Company.

     In the early part of 2000, the Compensation Committee reviewed the annual salary plan with the Chief Executive Officer for all other executive officers, and made such adjustments as the Committee thought appropriate, based upon salary survey data for comparable employers, economic conditions in general, and individual evaluations by the Chief Executive Officer. Annual salary for the Chief Executive Officer was reviewed independently by the Committee and adjusted based upon the same considerations for other executive salaries, plus input from the Nominating and Resource Committee evaluation on his performance as corporate leader.

     At the same time, the Committee established an annual bonus program for fiscal 2000 that is applicable to all executive officers of the parent Company. The program has three components. One component is based on individual performance as determined by the Compensation Committee, in conjunction with the Chief Executive Officer with respect to other officers. A second component is based upon Company-wide economic performance defined to be roughly the return on average assets. The third component is based on increased sales where performance is measured against prior year sales. The bonuses for the Company's most highly compensated officers are reported in the Summary Compensation Table contained in this Proxy Statement.

     The Committee also awarded stock options to seven (7) executives during 2000 under the Employee Stock Option Plan, including the grants to the named executives detailed in the foregoing table captioned Option Grants in Last Fiscal Year. The options awarded to the executives, other than the Chief Executive Officer, were awarded based upon recommendations from the Chief Executive Officer, taking into account for each executive his or her contribution to success in prior periods by achieving agreed upon goals, and his or her ability and willingness to influence success in the future by striving to achieve individual and corporate goals. The Chief Executive Officer Richard E. Cook was awarded an option based primarily on the Committee's judgment that it is in the best interest of shareholders to provide incentive for the Chief Executive Officer in the form of stock options, in an amount that is appropriate relative to the options granted other executives, considering their abilities to influence corporate performance.

                                          COMPENSATION COMMITTEE
                                             Ronald A. VandenBerg, Chairman
                                             Stanley W. Cheff
                                             Charles Van Namen

                            STOCK PERFORMANCE GRAPH

     The following graph depicts the cumulative total return on the Company's common stock compared to the cumulative total return on the indices for NASDAQ Stock Market (U.S. and foreign) and NASDAQ nonfinancial stocks. The graph assumes an investment of $100 on the last trading day of 1995, and reinvestment of dividends in all cases.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE REPORT FOR
                              X-RITE, INCORPORATED
[LINE GRAPH]

                                                                               NASDAQ STOCK MARKET        NASDAQ NON-FINANCIAL
                                                  X-RITE, INCORPORATED           (US & FOREIGN)                  STOCKS
                                                  --------------------         -------------------        --------------------
1995                                                     100.00                      100.00                      100.00
1996                                                     117.50                      122.40                      121.50
1997                                                     130.70                      149.40                      142.20
1998                                                      56.00                      207.00                      208.70
1999                                                      45.80                      385.90                      408.70
2000                                                      58.00                      233.00                      238.50

OTHER ARRANGEMENTS

     The Company has not adopted any long-term incentive plan or any defined benefit or actuarial plan, as those terms are defined in the applicable regulations promulgated by the Securities and Exchange Commission.

     Effective as of a change in control of the Company, the Company has made available to its executive officers contracts assuring them of continued employment for a period of three years. In the event the executive's employment is terminated by the Company during the three-year employment term without good cause, either actually or constructively, the executive is entitled to receive continued compensation and employee benefits for the remainder of the term.

     CEO/President Cook has an Employment Agreement with the Company for an initial term of three years, ending May 31, 2001, renewable annually thereafter for successive one-year periods unless terminated by either party as of the end of the initial term or any renewal term. During its continuation, either party may terminate the Agreement for specified reasons. Mr. Cook is entitled to receive cash compensation and certain perquisites for the unexpired portion of the then current term if his employment is terminated for any reason other than death, disability, voluntary quit, or discharge for good cause. Mr. Cook is obligated not to compete with the Company or solicit its employees for a period of two years after termination of his employment. Mr. Cook's Agreement has been coordinated with the above-described change in control arrangement in the event a change in control of the Company occurs.

     Members of the Company's Board of Directors received an annual retainer of $13,000, plus a meeting fee of $750 ($1,500 for chairpersons) for each meeting of the Board or a committee attended. In addition, each person who is a nonemployee director immediately following each Annual Meeting of Shareholders is entitled to receive an option to purchase 10,000 shares of the Company's common stock at a price per share equal to the fair market value on the previous day. Each option has a term of ten years.

     At the time Chairman Ted Thompson retired from his position as the Company's Chief Executive Officer and retired from day-to-day management of the Company's affairs, the Company entered into a Chairman's Agreement with Chairman Thompson for the purpose of defining an ongoing relationship with the Company and its management. In addition to specifying his responsibilities, compensation, and benefits during his tenure as Chairman, the Agreement provides for compensation and insurance benefits for a period of five years after conclusion of his service as Chairman and for stock options as long as he is a member of the Board of Directors. Mr. Thompson is obligated not to compete with the Company for a period ending two years after termination of the Agreement.

     Directors who have served three or more terms (nine years) are eligible to become Directors Emeritus at such time as they no longer hold the position of a director of the Company, if elected to that position by the Board of Directors. Directors Emeritus are entitled to attend meetings of the Board, but they may not vote, and they are entitled to receive the directors' annual retainer, but no meeting fees. Director Emeritus status lasts for a period equal to the length of service as a director or until any earlier resignation or death.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is currently comprised of three members, and all members are "independent" within the meaning of the regulatory requirements applicable to the Company. The Audit Committee operates under a written Charter adopted by the Board of Directors, adopted effective November 18, 1999. A copy of the Company's Audit Committee Charter describing the authority, functions, and responsibilities of this Committee is appended to this Proxy Statement as Appendix A. The following is a report of that Committee to the Company's Board of Directors with respect to the most recently ended fiscal year.

To the Board of Directors:

     We have reviewed and discussed with management the Company's audited financial statements as of, and for the year ended December 30, 2000.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and we have discussed with the independent auditors the independent auditors' independence.

     Based upon the reviews and discussions referred to above, we recommend to the Board of Directors that the referenced financial statements be included in the Company's Annual Report to Shareholders and its Annual Report on Form 10-K with respect to the most recently ended fiscal year.

                                          AUDIT AND FINANCE COMMITTEE
                                            John E. Utley, Chairman
                                            Rufus S. Teesdale
                                            Charles Van Namen

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated financial statements of the Company and its subsidiaries for the year ended December 30, 2000, have been audited by Arthur Andersen LLP, independent public accountants, and the Board of Directors has selected Arthur Andersen LLP to serve as the Company's independent accountants for the year ending December 29, 2001. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire.

     Aggregate fees billed to the Company for the fiscal year ended December 30, 2000, by the Company's principal accounting firm, Arthur Andersen LLP, were $188,000 in Audit Fees, $0 for Financial Information System Design and Implementation Fees, and an additional $9,000 for all other fees.

     The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining auditor independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to the preceding fiscal year and written representations from certain reporting persons, the Company is not aware of any failure by any reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     XR Ventures, LLC is a joint venture between the Company and Peter M. Banks and James A. Knister. The main focus of XR Ventures is to find, acquire, develop, and operate interests in businesses or technologies important to the growth of new markets for the Company. Dr. Banks and Mr. Knister are responsible for the day-to-day operations of XR Ventures with input from Richard E. Cook. The Company funds acquisitions made by XR Ventures and in exchange receives its investment back in full before any distributions are made. In addition, the Company received 80 percent of the gains on investments less any success fee payable to Dr. Banks and Mr. Knister. In exchange for their role in XR Ventures, Dr. Banks and Mr. Knister receive 20 percent of the gains on investments plus a success fee depending on the level of gains, which can be as low as zero, but can never exceed 6.67 percent of the gains. The Company reached the XR Ventures arrangement with Dr. Banks and Mr. Knister through arms-length negotiation, in which the Company was represented by it regular counsel and Dr. Banks and Mr. Knister were represented by separate counsel.

SHAREHOLDER PROPOSALS -- ANNUAL MEETING

     If a shareholder intends to present a proposal for action at the 2001 Annual Meeting of Shareholders, notice of that proposal must be given to the Secretary of the Company, in accordance with the Company's bylaws, on or before April 19, 2001. In addition, any proposal of a shareholder intended to be presented at the 2002 Annual Meeting of the Shareholders of the Company must be received by the Company at its headquarters, 3100 44th Street, S.W., Grandville, Michigan 49418, no later than December 10, 2001, if the shareholder wishes the proposal to be included in the Company's Proxy Statement relating to that meeting.

MISCELLANEOUS

     The Company's Annual Report to Shareholders including financial statements, is being mailed to shareholders with this Proxy Statement.

     Management is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other business should come before the meeting, the persons named as proxy holders in the accompanying Proxy intend to vote the shares in accordance with their judgment, and discretionary authority to do so is included in the Proxy.

     A COPY OF THE COMPANY'S REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE, WITHOUT CHARGE, UPON WRITTEN REQUEST FROM DUANE F. KLUTING, THE COMPANY'S VICE PRESIDENT/CHIEF FINANCIAL OFFICER, 3100 44TH STREET, S.W., GRANDVILLE, MICHIGAN 49418.

     SHAREHOLDERS ARE URGED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors
                                          DUANE F. KLUTING
                                          Secretary

April 9, 2000
Grandville, Michigan

                                   APPENDIX A
                              X-RITE, INCORPORATED
                            AUDIT COMMITTEE CHARTER
                           X-RITE BOARD OF DIRECTORS
                            AUDIT COMMITTEE CHARTER

     The Audit Committee (the "Committee") is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independence and performance of the Company's independent auditors, and (4) perform other responsibilities. In doing so, it is the responsibility of the Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Company.

MEMBERSHIP

     The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices ("financial literacy") and at least one member of the Committee shall have accounting or related financial management expertise.

     The Company's Chief Financial Officer will serve as a resource to the Committee. The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

COMMITTEE MEETINGS -- OPERATING PRINCIPLES

- The Audit Committee shall hold regular meetings at least quarterly each fiscal year, and at any additional time as either the Board or the Committee deems necessary. Committee meetings normally will occur in conjunction with meetings of the Board of Directors.

- Special meetings of the Committee may be called as needed by the Committee Chairperson or the Chief Financial Officer.

- Pre-meeting materials are expected to be distributed to Committee members in sufficient time prior to the meeting to permit review by members. Committee members are expected to review those materials in advance of the meeting.

- Meetings will focus on substantive issues of current importance and be of duration adequate to permit full discussion of the agenda.

- The Committee may request that members of management and/or the Company's independent auditors be present as needed in order to execute the Committee's responsibilities.

- The Company's Chief Financial Officer is expected to be engaged with, and supportive of a pro-active philosophy that anticipates and shares with the Committee current issues and significant concerns.

- Minutes of each meeting will be kept and distributed to all directors.

- The Committee adopts the following principles with respect to the role of its relationship with the Company's independent auditors:

     - The Company's independent auditors shall be responsible to the Audit Committee and the Board.

     - The Chairperson of the Committee shall meet annually, outside normal meeting times, with management and independent auditors to clearly agree on mutual expectations, agree on an annual detailed plan of Committee activities and agree on the nature, extent, and timing of Committee information needs.

     - In connection with its Audit functions, the Committee shall, whenever appropriate, meet separately with the Company's independent auditors.

     - A member of the Audit Committee will attend in person or by teleconference the meetings with respect to the closing of the Company's books prior to the quarterly and year-end earning releases, and will report to the Committee any issues raised at the closing meetings. The Committee members will review with management the Company's quarterly financial statements prior to filing the Form 10-Q.

     - The Company's Chief Financial Officer shall notify the Audit Committee in advance of any material consulting activities to be undertaken by the Company's independent auditors so that the Committee may address whether related consulting fees might impair their independence. The Audit Committee is expected to raise the issue of any possible conflict between the representation by the Company's independent auditors and any other client of that firm where the Committee deems appropriate.

PRIMARY RESPONSIBILITIES

INDEPENDENT AUDITS

1) Recommend to the Board the appointment of the independent auditors.

2) Review the audit scope and plan, including coverage with both the independent auditors and management, and the coordination between the two prior to the audit.

3) Review the results of the audits by the independent auditors:

     (a) Review with the independent auditors any problems or difficulties the auditor may have encountered, including any restrictions on or changes in the scope of activities, or access to required information.

     (b) Review an analysis prepared by management of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements. Discuss with the independent auditors their judgements about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting.

     (c) Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     (d) Receive periodic reports from the independent auditors regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the auditor, including a review of management consulting services and related fees provided by the independent auditors.

     (e) Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     (f) Obtain from the independent auditors assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not be implicated.

4) Review with management and the independent auditors the Company's annual audited financial statements and related footnotes to be included in the Company's Annual Report on Form 10-K and Annual Report to Shareholders.

5) Review major changes to the Company's accounting principles and practices as suggested by the independent auditors or management.

6) Review with management the performance of the independent auditors and fees for audit services, as recommended by management.

7) Periodically review with management the desirability of an internal audit function.

INTERNAL CONTROLS

 8) Meet periodically with management, the internal auditors and the independent auditors to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

 9) Review the status of internal control recommendations made by the independent auditors.

10) Review the adequacy of the policy and practices of the Company related to:

     a. Related party transactions

     b. Conflicts of interest

     c. Ethical conduct

     d. Compliance with key regulatory issues (e.g., NASDAQ and SEC obligations, and Foreign Corrupt Practices Act.)

OTHER RESPONSIBILITIES

11) Receive status reports on any government investigations that could involve criminal violations or others fines with respect to the Company or any employee in connection with the Company's business.

12) Conduct investigations and, if necessary, retain outside experts, with respect to any alleged illegality that may be brought to the attention of the Committee.

13) Review reports from the Company's counsel on the status of any legal matters, such as threatened or pending litigation, which may result in a material financial impact to the Company.

14) Perform a self-assessment every three years.

15) Review and reassess the adequacy of this Charter annually and submit any changes to the Board of Directors for approval.

16) Review the necessary certifications prepared by the Company for the NASDAQ regarding the Committee's membership and charter.

17) Report at the next meeting of the Board all significant items discussed at any Audit Committee meeting.

18) Take such further action or provide such further advice as the Board of Directors may from time to time request.

19) Other items as determined from time to time by the Committee or as assigned by the Board of Directors.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                                                     XRTCM-PS-01

                              X-RITE, INCORPORATED

                             3100 44TH STREET, S.W.
                           GRANDVILLE, MICHIGAN 49418

                                     PROXY
            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) J. Terry Moran and Duane Kluting, and each of them, as Proxies, each with the power to appoint a substitute, to represent and to vote, as designated on the reverse, all shares of common stock of X-Rite, Incorporated held of record by the undersigned on March 30, 2001, at the Annual Meeting of Shareholders to be held on May 21, 2001, or any adjournment thereof.

When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE AS NOTED IN THE PROXY STATEMENT.

--------------------------------------------------------------------------------
  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the reverse side.  Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

-----------------------------------          -----------------------------------
-----------------------------------          -----------------------------------
-----------------------------------          -----------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

----------------------------------------------------------------    1. Election of Directors.
                      X-RITE, INCORPORATED                                                                 FOR ALL   WITH-  FOR ALL
----------------------------------------------------------------        (01) DR. PETER M. BANKS            NOMINEES  HOLD    EXCEPT
                                                                        (02) TED THOMPSON                    [ ]      [ ]     [ ]
                                                                        (03) JOHN E. UTLEY
                                                                        (04) RONALD A VANDENBERG

                                                                        NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A
                                                                        PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE
                                                                        A LINE THROUGH THE NAME(S) OF THE NOMINEE(S). YOUR SHARES
CONTROL NUMBER:                                                         WILL BE VOTED FOR THE REMAINING NOMINEE(S).
RECORD DATE SHARES:
                                                                     2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.


                                            -----------------------
Please be sure to sign and date this Proxy. |Date                       Mark box at right if an address change or comment has
-------------------------------------------------------------------     been noted on the reverse side of this card.             [ ]


---Shareholder sign here--------------------Co-owner sign here-----

DETACH CARD                                                                                                              DETACH CARD

                              X-RITE, INCORPORATED


          Dear Shareholder,

          Please take note of the important information in the Proxy Statement.

          Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

          Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

          Your vote must be received prior to the Annual Meeting of Shareholders scheduled for May 21, 2001.

          Thank you in advance for your prompt consideration of these matters.

          Sincerely,

          X-RITE, INCORPORATED